UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  01/12/2005

Markel Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  001-15811

Virginia	54-1959284
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

4521 Highwoods Pkwy, Glen Allen, VA 23060
(Address of Principal Executive Offices, Including Zip Code)

804-747-0136
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On January 12, 2005, Markel Corporation (the "Company") issued a press release announcing that effective at its next annual meeting, May 23, 2005, Darrell D. Martin will hand over the role of Chief Financial Officer while continuing on a reduced time basis to assist the Company as Executive Vice President. A copy of this press release is furnished as Exhibit 99.1.

(c) Richard R. Whitt, III, Executive Vice President and Chief Administrative Officer since 2003 at the Company's subsidiary, Markel International, is expected to assume the position of Senior Vice President and Chief Financial Officer of the Company effective May 23, 2005. Mr. Whitt, age 40, joined the Company in 1991 and served as Controller of the Company from 1994 to 2001, and as Vice President, Treasurer and Controller of the Company from 2001 to 2003. At December 31, 2004, Mr. Whitt had $108,460 in principal and interest outstanding under a loan taken out in 1998 under the loan program available to employees under the Company's Employee Stock Purchase and Bonus Plan. Mr. Whitt has not entered into any employment agreement with the Company in connection with his pending appointment.

Item 9.01.    Financial Statements and Exhibits

(a) None

(b) None

(c) Exhibit 99.1 - Press release issued January 12, 2005

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Markel Corporation

Date: January 12, 2005.	By:	/s/ Darrell D. Martin
Darrell D. Martin
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release issued January 12, 2005